Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Events

DENVER – October 4, 2012 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that management plans to participate in upcoming investor events.

Deutsche Bank 2012 Leveraged Finance Conference

Chief Financial Officer Bob Howard will present at the Deutsche Bank 2012 Leveraged Finance Conference on October 11, 2012 at 8:45 a.m. Arizona time. The event will not be webcast. The presentation for this event will be posted at 5:00 p.m. Mountain time on Wednesday, October 10, 2012.

Third Quarter 2012 Earnings Release and Webcast

Bill Barrett Corporation plans to release its third quarter 2012 financial and operating results after the market closes on Wednesday, October 31, 2012. The Company will host a conference call to discuss results at 12:00 p.m. Eastern time (10:00 a.m. Mountain time) on November 1, 2012.

Please join Bill Barrett Corporation via the Internet for a webcast of the conference call:

Date/Time:	Thursday, November 1, 2012 at 12:00 p.m. Eastern time (10:00 a.m. Mountain time)

Webcast:	Live and archived webcast available at www.billbarrettcorp.com, then click on “Third Quarter 2012 Results - Webcast” on the homepage

Alternatively, you may join by telephone:

Call-in Number:	(866) 202-4683 US/Canada
(617) 213-8846 International

Passcode:	81488090

A telephonic replay will be available approximately two hours after the call on Thursday, November 1, 2012 through Thursday, November 8, 2012. You may access this replay at:

Replay Number:	(888) 286-8010 US/Canada (617) 801-6888 International

Passcode:	23605673

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.